Exhibit 5.2

[Fox Rothschild LLP Letterhead]

March 3, 2016

Entellus Medical, Inc.

3600 Holly Lane, Suite 40

Plymouth, Minnesota 55447

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Entellus Medical, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to the registration of the offering: (1) by the Company of an indeterminate number of (a) shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Company Shares”), (b) shares of one or more series of preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company (the “Preferred Shares”), (c) one or more series of debt securities (the “Debt Securities”), (d) depositary shares (“Depositary Shares”), (e) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”) and (f) units (the “Units”) and (2) by certain selling stockholders of up to 3,000,000 shares of Common Stock that are issued and outstanding (the “Stockholder Shares”, and together with the Company Shares, Preferred Shares, Debt Securities, Depositary Shares, Warrants and Units, the “Securities”). The Securities being offered by the Company have an aggregate value of $100,000,000. Various matters concerning the Securities being offered by the Company are addressed in the opinion of Latham & Watkins LLP, which has been filed as a separate exhibit to the Registration Statement. We express no opinion with respect to those matters herein.

The Securities may be issued, sold or delivered, as the case may be, from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus contained therein and any Prospectus Supplement and pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered or deemed to be delivered as required by such laws.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Stockholder Shares are validly issued, fully paid and nonassessable.

This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement and may be relied upon by and persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter has been prepared for your use in connection with the offer and sale of the Stockholder Shares, speaks as of the date the Registration Statement is declared effective by the Securities and Exchange Commission, and we assume no obligation to advise you of any changes in the foregoing subsequent to that date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/    FOX ROTHSCHILD LLP